CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in the Registration Statement on Form N-2 of TCW Strategic Income Fund, Inc. as filed with the Securities and Exchange Commission on or about January 24, 2020.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
January 24, 2020